Exhibit (d)(b)(21)(iii)

BRIGHTHOUSE FUNDS TRUST II

AMENDMENT NO. 3

TO THE

SUB-INVESTMENT MANAGEMENT AGREEMENT

(T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO)

This Amendment No. 3 to the Sub-Investment Management Agreement (the “Agreement”) dated August 4, 2017, by and between Brighthouse Funds Trust II (the “Trust”), Brighthouse Investment Advisers, LLC, (the “Adviser”), and T. Rowe Price Associates, Inc. (the “Subadviser”) with respect to the T. Rowe Price Large Cap Growth Portfolio, a series of the Trust, is entered into effective as of the 1st of April 2023.

WHEREAS, the Agreement provides for the Subadviser to provide certain investment advisory services for the Adviser, for which the Subadviser is to receive agreed upon fees; and

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and, for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Pursuant to Article 5 of the Agreement, Schedule A, which contains the schedule of fees, is hereby deleted in its entirety and replaced with the following:

Asset Range of the Portfolio is below $100,000,000:

0.500% on the first $50,000,000

0.400% on the next $50,000,000

Asset Range of the Portfolio reaches $100,000,000 to below $200,000,000:

0.400% on all assets

Asset Range of the Portfolio reaches $200,000,000 to below $500,000,000:

0.330% all assets

Asset Range of the Portfolio reaches $500,000,000 to below $1,000,000,000:

0.325% on all assets

Asset Range of the Portfolio reaches $1,000,000,000 to below $2,000,000,000:

0.300% on the first $1,000,000,000

0.290% on the next $1,000,000,000

Asset Range of the Portfolio reaches $2,000,000,000 or above:

0.290% on the first $2,000,000,000

0.275% on assets above $3,000,000,000

2.	In all other respects, the Agreement is confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of April, 2023

BRIGHTHOUSE FUNDS TRUST II

By:	/s/ Kristi Slavin
Name: Kristi Slavin
Title: President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Name: Kristi Slavin
Title: President

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste
Name: Terence Baptiste
Title: Vice President